SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Associated Estates Realty Corporation

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Charles M. Elson

R. Scot Sellers

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

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Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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 ASSOCIATED ESTATES REALTY CORPORATION

__________________________

PROXY STATEMENT

OF

LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Land & Buildings Investment Management, LLC ("L&B IM"), Land & Buildings Capital Growth Fund, L.P. ("L&B Fund"), Jonathan Litt ("Mr. Litt" and together with L&B IM and L&B Fund, collectively, "Land & Buildings") and the other Nominees (as defined below) (collectively, the "Participants") in connection with the solicitation of proxies (the "Proxy Solicitation") from the shareholders of Associated Estates Realty Corporation ("Associated Estates" or the "Company").

For the reasons set forth in this proxy statement, we do not believe that the current board of directors of the Company (the "Board") has maximized the potential value of Associated Estates. We are therefore seeking your support at the upcoming 2015 annual meeting of shareholders (the "Annual Meeting") to be held on Friday, May 22, 2015 at 10:00 a.m., local time, at One Cleveland Center, 1375 East 9th Street, Cleveland, Ohio 44114, with respect to the following (each, a "Proposal" and, collectively, the "Proposals"):

1.	to elect Land & Buildings' slate of three director nominees, Jonathan Litt, Charles M. Elson and R. Scot Sellers (collectively, the "Nominees") and the Company's incumbent candidates for election at the Annual Meeting other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz each to hold office for a one-year term and until his successor has been duly elected and qualified, in opposition to three of the Company's incumbent director nominees;

2.	to approve an amendment to the Associated Estates Realty Corporation Amended and Restated Code of Regulations (the "Regulations");

3.	subject to the approval of Proposal 2, to vote for the election of the individual (the "Eighth Nominee") identified in Proposal 3 of the Company's proxy statement filed with the Securities and Exchange Commission (the "SEC") in connection with the Annual Meeting (the "Company's Proxy Statement") and accompanying proxy card as a director of the Company;

4.	to approve the Associated Estates Realty Corporation Third Amended and Restated Articles of Incorporation (the "Amended Articles");
5.	to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2015;

6.	to vote against the Company's Proposal to approve, on an advisory basis, the compensation of the Company's named executive officers; and

7.	to transact all other business that properly comes before the meeting.

We are seeking to change a minority of the Board to ensure that the interests of the shareholders are appropriately represented in the boardroom. The Board is currently composed of seven directors, all of whom are up for election at the Annual Meeting. In addition, the Company is seeking to expand the Board to eight members, pursuant to Proposal 2, and elect the Eighth Nominee to fill the vacancy resulting from such expansion. Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominees. Shareholders who vote on the enclosed GOLD proxy card will also have the opportunity to vote for the incumbent candidates who have been nominated by the Company other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz. Shareholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's Proxy Statement. There is no assurance that any of the Company's nominees will serve as directors if any or all of our Nominees are elected.

The Company set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as April 6, 2015 (the "Record Date"). Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The mailing address of the principal executive offices of the Company is 1 AEC Parkway, Richmond Heights, Ohio 44143. According to the Company's Proxy Statement, as of the Record Date, it is expected that there will be 57,885,841 common shares, without par value (the "Common Shares"), outstanding. As of the Record Date, Land & Buildings, together with the other Participants in this Proxy Solicitation, beneficially owned 1,630,795 Common Shares, including 1,285,885 Common Shares beneficially owned by Mr. Litt and 344,910 Common Shares beneficially owned by R. Scot Sellers ("Mr. Sellers"), which represents an aggregate of approximately 2.8% of the Common Shares expected to be outstanding as of the Record Date.  We intend to vote such Common Shares FOR the election of the Nominees and the Company's incumbent candidates for election at the Annual Meeting other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz, FOR the approval of an amendment to the Regulations, FOR, subject to the approval of Proposal 2, the election of the Eighth Nominee as a director of the Company, FOR the approval of the Amended Articles, FOR the ratification of the appointment of PwC and AGAINST the advisory vote on executive compensation.

This proxy statement and GOLD proxy card are first being mailed or given to the Company's shareholders on or about April 8, 2015.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY OR ANY OTHER THIRD PARTY.  THE PARTICIPANTS ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

LAND & BUILDINGS URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY MANAGEMENT OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF LAND & BUILDINGS' NOMINEES AND THE COMPANY'S INCUMBENT CANDIDATES FOR ELECTION AT THE ANNUAL MEETING OTHER THAN MICHAEL E. GIBBONS, JAMES A. SCHOFF AND RICHARD T. SCHWARZ, FOR THE APPROVAL OF AN AMENDMENT TO THE REGULATIONS, FOR, SUBJECT TO THE APPROVAL OF PROPOSAL 2, THE ELECTION OF THE EIGHTH NOMINEE AS A DIRECTOR OF THE COMPANY, FOR THE APPROVAL OF THE AMENDED ARTICLES, FOR THE RATIFICATION OF PWC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE

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LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC C/O INNISFREE M&AINCORPORATED, 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022, WHICH IS ASSISTING IN THIS PROXY SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

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IMPORTANT

PLEASE READ THIS CAREFULLY

If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided.

If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a "routine" matter. This is referred to as a "broker non-vote." Under the rules and interpretations of the New York Stock Exchange ("NYSE"), there are no "routine" proposals in a contested proxy solicitation. Because Land & Buildings has initiated a contested proxy solicitation, there will be no "routine" matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Land & Buildings. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Land & Buildings Investment Management, LLC c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all Common Shares held by such record holder unless the proxy specifies otherwise.

Only record holders of Common Shares as of the close of business on the Record Date will be entitled to vote on the Proposals. If you are a shareholder of record as of the close of business on the Record Date, you will retain your right to vote even if you sell your Common Shares after the Record Date.

According to the Company's Proxy Statement and the rules of the NYSE, (i) abstentions and broker non-votes will have no effect with respect to (a) the election of directors, (b) the election of the Eighth Nominee as a director, subject to approval of Proposal 2, and (c) the advisory vote on the Company's executive compensation, and (ii) abstentions and broker non-votes will have the effect of votes against with respect to (a) the approval of an amendment to the Regulations, (b) approval of the Amended Articles and (c) the ratification of PwC as the Company's independent registered public accounting firm.

If you have any questions regarding your GOLD proxy card or need assistance in executing your proxy, please contact Innisfree M&A Incorporated at (212) 750-5833 or Toll-Free at (888) 750-5834.

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 INFORMATION ON THE PARTICIPANTS

This Proxy Solicitation is being made by L&B IM, L&B Fund, Jonathan Litt, Charles M. Elson and R. Scot Sellers.

The principal business of L&B IM is investment management. The principal business of L&B Fund is to serve as a private investment fund. The principal occupation of Mr. Litt is serving as the Portfolio Manager of L&B IM. The principal business of each other Nominee is disclosed in the section titled "PROPOSAL 1- ELECTION OF DIRECTORS" on page 11.

The principal business address of Land & Buildings is 1 Landmark Square, 7th Floor, Stamford, CT 06901. The principal business address of each other Nominee is disclosed in the section titled "PROPOSAL 1- ELECTION OF DIRECTORS" on page 11.

As of the date of this filing, the Participants may be deemed to beneficially own, in the aggregate, 1,630,795 Common Shares, constituting approximately 2.8% of the Company's outstanding Common Shares (calculated based on the 57,885,841 Common Shares expected to be outstanding as of the Record Date). Of the 1,630,795 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) as follows: (a) 100 Common Shares may be deemed to be beneficially owned by L&B Fund in record name; (b) 1,030,300 Common Shares (including the 100 Common Shares held by L&B Fund in record name) may be deemed to be beneficially owned by L&B Fund; (c) 1,285,885 Common Shares (including the 100 Common Shares held by L&B Fund in record name) may be deemed to be beneficially owned by L&B IM by virtue of investment management agreements with L&B Fund and a separate managed account; (d) 1,285,885 Common Shares (including the 100 Common Shares held by L&B Fund in record name) may be deemed to be beneficially owned by Mr. Litt by virtue of his direct and indirect control of each of L&B Fund and L&B IM; and (e) 344,910 Common Shares may be deemed to be beneficially owned by Mr. Sellers.

Land & Buildings and Mr. Sellers have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act. Collectively, the group (and each member thereof) may be deemed to have beneficial ownership of a combined 1,630,795 Common Shares, constituting approximately 2.8% of the Company's outstanding Common Shares (calculated based on the 57,885,841 Common Shares expected to be outstanding as of the Record Date). Land & Buildings disclaims beneficial ownership of any Common Shares beneficially owned by Mr. Sellers. Mr. Sellers disclaims beneficial ownership of any Common Shares beneficially owned by Land & Buildings.

The Common Shares held by the L&B Fund and the separate managed account are held in commingled margin accounts, which may extend margin credit to the L&B Fund and the separate managed account, as applicable, from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker's call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares held by the L&B Fund and the separate managed account.

Land & Buildings entered into a written group agreement with Mr. Sellers (the "Group" and each individually a "Group Member") on October 31, 2014 (the "Group Agreement"). Pursuant to the Group Agreement, the Group Members agreed to, if determined by Land & Buildings in its sole discretion, (i) solicit proxies from the shareholders of the Company in connection with Land & Buildings' nomination of individuals to serve as directors at the Annual Meeting, (ii) file a proxy statement in connection therewith pursuant to Section 14 of the Exchange Act and (iii) take any other reasonable action with respect to the proxy solicitation. Additionally, the Group Members agreed that any filing with the SEC, press release, white paper, shareholder communication or other public communication proposed to be made or issued by the Group or any of the Group Members in connection with the Group's activities shall be made or issued with the agreement of Land & Buildings. Furthermore, so long as the Group Agreement is in effect, none of the Group Members shall acquire Common Shares if, as a

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result, the Group would be deemed to have beneficial ownership of 4% or more of any class of the outstanding equity of the Company without the prior agreement of Land & Buildings or its representatives.

Except as set forth in this proxy statement (including the Annexes hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Proxy Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this proxy statement. There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

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BACKGROUND OF THE PROXY SOLICITATION

On May 13, 2014, Land & Buildings Principals Craig Melcher ("Mr. Melcher") and Corey Lorinsky spoke with Associated Estates' Chief Financial Officer, Lou Fatica ("Mr. Fatica"), Vice President Swarup Katuri and Vice President of Corporate Finance & Investor Relations, Jeremy Goldberg ("Mr. Goldberg") regarding the Company's performance. The Land & Buildings team was only allotted 30 minutes to speak with Company representatives.

That same day and the next, Mr. Litt attempted to arrange a call or meeting with the Company's Chairman, Chief Executive Officer and President, Jeffrey I. Friedman ("Mr. Friedman"), but there was no response from the Company. In addition to these emails, Land & Buildings made several calls to the Company during the month of May, but were unsuccessful in setting up a meeting with the Company.

On May 15, 2014, Mr. Litt sent a letter to Mr. Friedman expressing his disappointment that Land & Buildings had been unable to arrange a phone call or a meeting with Mr. Friedman and asked to arrange a call between the parties to discuss how to maximize shareholder value.

On June 3, 2014, Land & Buildings sent a public letter to the Company requesting to meet with Mr. Friedman, while also stating that it believes the Company's apartment portfolio is not best suited for the public markets in its current form and that shareholder value can be best maximized through the sale of the Company or alternatives to present management. The Common Shares closed 5.1% higher on that day than the previous day's closing price and Mr. Friedman and his son, Jason A. Friedman, Senior Vice President of Acquisitions and Development, sold 19,693 and 10,000 Common Shares, respectively, that same day. These sales also took place on the same day that Mr. Friedman stated during a presentation at the REITWeek 2014 NAREIT conference that the Common Shares trade at a discount to net asset value (i.e. private market real estate value). Just as the presentation was beginning, Mr. Litt greeted Mr. Friedman, who used multiple expletives to describe Mr. Litt prior to the presentation. No meeting was arranged by the Company with Land & Buildings following the aforementioned public letter.

On September 9, 2014, Mr. Litt, Mr. Friedman, Mr. Fatica and Mr. Goldberg met in person in New York City, and Mr. Melcher joined the meeting by telephone. Mr. Friedman argued that the best way to narrow the Company's discount to net asset value was to execute on the Company's current strategic plan and made it clear that evaluating strategic alternatives was not planned at that time.

On September 11, 2014, Mr. Litt emailed Mr. Friedman thanking him for meeting and encouraging Mr. Friedman to outline to shareholders a plan to close the substantial discount to net asset value beyond executing on the Company's strategic plan already in place and maintaining the status quo.

On November 17, 2014, Land & Buildings sent a letter to the Company notifying it of its intention to nominate seven independent directors to the Board. That same day, Land & Buildings also published a letter to Company shareholders expressing its disappointment in the Company's historical performance and announcing its intention to nominate such individuals to the Board at the Annual Meeting. The Company acknowledged its receipt of Land & Buildings' letter via a press release.

On December 3, 2014, Mr. Litt sent a public letter to Richard T. Schwarz ("Mr. Schwarz"), Lead Independent Director of the Board, calling on him to form a special committee comprised of all independent directors, and with one of Land & Buildings' Nominees as an observer, to analyze all available options to maximize shareholder value. Mr. Litt also requested that the special committee hire an independent, nationally recognized investment bank to assist in the process.

On December 10, 2014, Mr. Litt, Mr. Melcher, Mr. Friedman, Mr. Schwarz, Independent Director James A. Schoff and Citigroup Real Estate Investment Banking Directors Paul Ingrassia ("Mr. Ingrassia") and Matthew Greenberger met in New York City. Mr. Friedman indicated his willingness to accept having one of the Land & Buildings Nominees, specifically Mr. Sellers, join the Board. Mr. Schwarz said it would benefit the Board to reach out to shareholders. From December 2014 through March 2015, Mr. Litt and Mr. Ingrassia spoke on several occasions to help facilitate a potential settlement.

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On December 19, 2014, Mr. Litt sent a list of public real estate investors to Mr. Schwarz for him to contact to help him understand the current and historical perception of the Company's management and strategy. That same day, Mr. Friedman met with Mr. Sellers in Denver and urged Mr. Sellers to join the Board alongside a new Board member, Douglas Crocker II ("Mr. Crocker"), whose appointment the Company had yet to announce. Mr. Sellers indicated that a settlement must include a Board comprised of a majority of new independent directors.

On December 20, 2014, Mr. Litt spoke with Mr. Ingrassia. The Company offered to have Mr. Sellers join the Board along with Mr. Crocker, whom the Company intended to appoint in connection with the retirement of Mark L. Milstein ("Mr. Milstein").

On December 21, 2014, Mr. Litt spoke with Mr. Ingrassia. At that time, the Company offered to have Mr. Sellers join the Board, along with Mr. Crocker and one additional Nominee, in connection with Mr. Milstein's retirement and the expansion of the Board by one seat. Mr. Litt reiterated that a settlement must include a Board that is comprised of a majority of new independent directors.

On December 29, 2014, the Company announced the retirement of Mr. Milstein and the election by the remaining directors of Mr. Crocker to fill the resulting vacancy on the Board. That same day, Land & Buildings issued a press release responding to the appointment of Mr. Crocker, expressing its disappointment at Mr. Crocker's sudden appointment given Land & Buildings' belief that settlement discussions were still ongoing. Land & Buildings noted that the appointment was not a sufficiently significant step towards Land & Buildings' previously-stated purpose of seeing a majority of the Board's incumbents replaced in order to create real change in the direction of the Company's management and policies. In its press release, Land & Buildings stated that it was disappointed, but not surprised, that the Board and Associated Estates' management team abruptly abandoned discussions and reiterated that it was seeking fundamental and measurable change and the proposals management had made to date fell far short of what was needed.

On December 30, 2014, Mr. Litt and Mr. Sellers spoke with Mr. Crocker. Mr. Crocker told Mr. Litt that he was focused on maximizing shareholder value and did not want to be the only new voice on the Board. Also that day, Mr. Litt spoke with Mr. Ingrassia and expressed his surprise by the Company's December 29, 2014 press release given that he was not aware negotiations had broken down.

On January 7, 2015, Mr. Litt and Mr. Ingrassia spoke again and Mr. Ingrassia informed Mr. Litt that the two Board seats previously offered to Land & Buildings were no longer being offered.

On January 26, 2015, Land & Buildings announced that it would conduct a conference call on January 28, 2015 for a detailed discussion on the opportunities at the Company.

On January 28, 2015, Land & Buildings issued a press release announcing that they had released an investor presentation highlighting what they believed to be the opportunity in the Company, a strategic plan and would host a public conference call later that day to discuss the presentation. The investor presentation and public conference call highlighted what Land & Buildings' believed to be the Company's history of operational underperformance, poor capital allocation and undervaluation. Later in the day, the Company sent a letter to its employees acknowledging the Land & Buildings presentation.

On January 30, 2015, Mr. Litt was contacted by Jon Fosheim ("Mr. Fosheim"), who, at Mr. Friedman's request, was considering joining the Board.

On February 4, 2015, Mr. Sellers met with Mr. Fosheim. They discussed at length their ideas regarding appropriate corporate governance, and the importance of prudent capital allocation when running a public real estate company. Mr. Sellers and Mr. Fosheim discussed the importance of board members assisting management in making good capital allocation decisions, particularly with respect to when, and when not to, raise new equity.

On February 8, 2015, Mr. Friedman and Mr. Fatica met with Mr. Litt in Cleveland in an effort to reach a settlement. Mr. Friedman expressed his intention to add two independent directors, in addition to Mr. Crocker, by the Annual Meeting.

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However, Mr. Friedman refused to consider adding any of the Nominees to the Board, stating that his primary goal was "to win" and that he would not expand the Board beyond seven directors.

On February 9, 2015, Land & Buildings sent a letter to Mr. Friedman responding to his decision not to consider any of the Nominees as valuable additions to the three new directors the Company already committed to place on the Board. The letter stated, among other things, that the Company's commitment to add two more highly regarded and independent directors in addition to Doug Crocker between now and the Annual Meeting was a step in the right direction, but that Land & Buildings did not believe it went far enough.

On February 11, 2015, the Company sent Land & Buildings a letter (the "February 11 Letter") offering to place two of the Nominees on an expanded, nine-person Board, stopping short of a Board comprised of a majority of new independent directors and reneging on the commitment Mr. Friedman's prior commitment to not expand the Board beyond seven members.

On February 13, 2015, Land & Buildings released a public letter to Mr. Friedman responding to the February 11 Letter. In its response, Land & Buildings expressed its belief that it is not in the best interests of all Company shareholders to preserve the status quo by maintaining a Board that will continue to be predominately comprised of the same incumbent directors who oversaw the Company's historically poor performance.

On February 19, 2015, the Company announced the retirement of Albert T. Adams from the Board and the election by the remaining directors of Mr. Fosheim to fill the resulting vacancy. The Company also stated that it will ask shareholders to approve the expansion of the Board to eight members at the Annual Meeting, such that an additional independent director can be added concurrently with or immediately after the Annual Meeting. This request contradicted two of the Company's prior assurances to Land & Buildings that it would not expand the Board and that the third new independent director would be added prior to the Annual Meeting.

On February 23, 2015, Mr. Litt emailed Mr. Crocker and Mr. Fosheim, expressing his belief that it would be informative for them to attend the upcoming Citi 2015 Global Property CEO Conference on March 2 – 4, 2015, where they could receive feedback directly from the Company's shareholders. That same day, Scott Irwin ("Mr. Irwin"), the Company's Senior Vice President, Secretary and General Counsel reached out to Mr. Litt and asked that future correspondence with the Company's directors be directed to Mr. Irwin instead of the intended director.

On February 24, 2015, the Company issued a press release and filed an investor presentation claiming "to set the record straight."

On February 27, 2015, Land & Buildings released a public statement reiterating what it believed to be the lack of true independence and relevant experience of the present Board members, as well expressing disappointment at the Company's continued unwillingness to add any of the Nominees to the current seven-member Board. Additionally, Land & Buildings' reiterated its belief that the Company is presently undervalued, and that a new management team and Board could cause the stock to trade at a premium to net asset value, thereby creating substantial value for shareholders.

On March 9, 2015, the Company announced that the Eighth Nominee would stand for election to the Board at the Annual Meeting. The Company repeated its intention to seek shareholder approval at the Annual Meeting to expand the Board from seven to eight directors.

On March 12, 2015, Land & Buildings issued a press release announcing its intention to nominate three highly-qualified directors to Board of the Company, instead of the seven individuals it had previously intended to nominate. The release stated that the Nominees would bring substantially more relevant experience and shareholder representation to the Board than the three current long-tenured members of the Board that they intended to replace, Michael E. Gibbons, James A. Schoff, and Richard T. Schwarz, each of whom in Land & Buildings' view has demonstrated an inability to effectively oversee management, resulting in significant destruction of shareholder value.

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On March 15, 2015, Mr. Litt called Mr. Crocker to discuss possible settlement solutions. No conclusions were arrived at with regard to settling the matter.

On April 1, 2015, Mr. Litt contacted the Company’s proxy solicitor. During the course of the conversation, Mr. Litt and the Company’s proxy solicitor discussed various matters that had been previously discussed between the Company and its representatives, on the one hand, and Land & Buildings and its representatives, on the other hand, but no agreement was reached.

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PROPOSAL 1 – ELECTION OF DIRECTORS

According to publicly available information, the Board currently consists of seven directors, whose terms will expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our three Nominees, each of whom is currently independent of the Company. According to the Company's Proxy Statement, the Company intends to nominate seven candidates for election to the Board. In addition, the Company is seeking to expand the Board to eight members, pursuant to Proposal 2, and elect the Eighth Nominee to fill the vacancy resulting from such expansion. Therefore, we are "rounding out" our slate of three Nominees by permitting shareholders to also vote for the Company's incumbent nominees other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz by voting on the GOLD proxy card.  If elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board. Each of our Nominees, if elected at the Annual Meeting, will serve until the Company's 2016 annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his death, resignation, or removal. You should refer to the Company's Proxy Statement for the names, background, qualifications and other information concerning the Company's nominees.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Charles M. Elson 104 Lerner Hall Newark, DE 19716	55

Professor Elson is the Edgar S. Woolard, Jr. Chair in Corporate Governance and the Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware, a position he has held since 2000. Professor Elson also serves, since 1995, as Of Counsel in the corporate and securities law practice groups of Holland & Knight LLP, a global law firm with more than 1,000 attorneys and other professionals. Previously, Professor Elson was a Professor at Stetson University College of Law, where he taught Corporations, Securities Regulation, and Torts, from 1990 to 2001.

Professor Elson has served as a director of HealthSouth Corporation, a healthcare provider specializing in rehabilitation, since 2004. Professor Elson has also served, since 2014, as a director of Bob Evans Farms, Inc., a restaurant and food products company. Since 2011, Professor Elson has served as a director of the Museum of American Finance, an independent, public museum dedicated to teaching about American finance and financial history.

In 2014, Professor Elson served as a Member of the National Association of Corporate Directors' Blue Ribbon Commission on Executive Compensation and the Role of the Compensation Committee, as well as on the Blue Ribbon Commission on Strategy Development. Presently, Professor Elson is a Member of the Standing Advisory Group for the Public Company Accounting Oversight Board, a nonprofit corporation established by Congress to oversee the audits of public companies in order to protect the interests of investors.

Professor Elson holds a Bachelor of Arts in History from Harvard College and a Juris Doctor from the University of Virginia Law School.

Professor Elson's qualifications as director include his vast academic experience in teaching and writing on the subject of corporate governance, his many years of serving on various boards of directors, and his 20 years of legal experience as a corporate attorney.

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Jonathan Litt 1 Landmark Square 7th Floor Stamford, CT 06901	50

Mr. Litt is the Founder and Chief Investment Officer of Land & Buildings Investment Management, LLC, a registered investment advisor specializing in publically traded real estate and real estate related securities, which he founded in 2008.  Prior to founding Land & Buildings, Mr. Litt was Managing Director and Senior Global Real Estate Analyst at Citigroup, where he was responsible for Global Property Investment Strategy, coordinating a 44 person team of research analysts located across 16 countries.

Mr. Litt also currently serves as a director for the Mack-Cali Realty, where he has served since 2014, Children with Dyslexia Scholarship Fund, where he has served since 1998, and Land & Buildings Offshore Fund, Ltd., where he has served since 2008.

Mr. Litt holds a Bachelor of Arts degree in Economics from Columbia University and a Master of Finance degree from New York University's Stern School of Business.

Mr. Litt's qualifications as a director include his experience as a director, his lengthy history in the real estate investment industry, and his expertise gained as Founder and Chief Investment Officer of Land & Buildings.

R. Scot Sellers 11757 Magnolia Park Court Las Vegas, NV 89141	58

Mr. Sellers has served as President of Arcopedra Corp., an investment and consulting firm, since 2013. Mr. Sellers served as the Chief Executive Officer of Archstone-Smith Trust, an investor, developer, and operator of apartment communities in the United States, from 1997 through 2013. Prior to that role, Mr. Sellers was Archstone's Chief Investment Officer from 1995 until 1997.

Mr. Sellers has served as a director of The Howard Hughes Corporation, a publicly-traded owner, manager and developer of commercial, residential and mixed-use real estate throughout the United States, since 2010. From 1998 to 2013, Mr. Sellers served as a member of the Executive Committee of the National Multi-housing Council and was Chairman of the National Association of Real Estate Investment Trusts from 2005 to 2006.

Mr. Sellers earned his Bachelor of Science degree from Lewis & Clark College and earned his Master of Business Administration degree from Stanford University Graduate School of Business.

Mr. Sellers' qualifications as director include his 34 years of experience in investment and leadership roles in the apartment real estate business, as well as his extensive experience serving on the board of directors of a major real estate development and management company.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of Associated Estates. If elected, each of the Nominees will be considered an independent director of Associated Estates under the Company's Corporate Governance Guidelines, under applicable NYSE listing rules and under Item 407(a) of Regulation S-K.

Each of the Nominees (other than Mr. Litt) has entered into a nominee agreement pursuant to which L&B IM has agreed to pay the costs of soliciting proxies, and to defend and indemnify him against, and with respect to, any losses that may be incurred by him in the event he becomes a party to litigation based on his nomination as a candidate for election to

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the Board and the solicitation of proxies in support of his election. No Nominee will receive any compensation under his respective nominee agreement and will not receive any compensation from L&B IM or its affiliates for his services as a director of the Company if elected. If elected, the Nominees (including Mr. Litt) will be entitled to such compensation from the Company as is consistent with the Company's then-established practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a nominee in this proxy statement and has confirmed his willingness to serve on the Board if elected.  Land & Buildings does not expect that any of the Nominees will be unable to stand for election, but in the event that a Nominee is unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by Land & Buildings.  If Land & Buildings determines to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this proxy statement, a Nominee is unable or unwilling to serve, or for any other reason, Land & Buildings will supplement this proxy statement.

The seven nominees receiving the greatest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted.

WE URGE YOU TO VOTE FOR THE ELECTION OF OUR NOMINEES AND THE COMPANY'S INCUMBENT CANDIDATES FOR ELECTION AT THE ANNUAL MEETING OTHER THAN MICHAEL E. GIBBONS, JAMES A. SCHOFF AND RICHARD T. SCHWARZ PURSUANT TO PROPOSAL 1.

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PROPOSAL 2 – APPROVAL OF THE AMENDMENT TO ASSOCIATED ESTATES' CURRENT CODE

As is discussed in further detail in the Company's Proxy Statement, the Regulations provide that the number of directors shall be fixed by the shareholders at no fewer than three and no more than fifteen. The Regulations currently authorize a Board with seven members and require shareholders to approve any increase in the size of the Board. If approved, this Proposal would amend the Regulations to increase the size of the Board to eight directors. If this Proposal 2 is approved, Section 1 of Article II of the Company's Regulations will be amended and restated to read as follows:

Directors

Section 1. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be eight (8). The number of directors may be fixed or changed, but in no case shall the number be fewer than three (3) or more than fifteen (15), at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. Notwithstanding the foregoing, the aggregate number of members of the Board of Directors shall automatically increase by the number of directors elected pursuant to Section 5(b) of Item I, Section 5(b) of Item II and/or Section 5(b) of Item III of Division A of Article FOURTH of the Third Amended and Restated Articles of Incorporation of the Company, such directors to be elected and hold office in accordance with such provisions of the Third Amended and Restated Articles of Incorporation of the Company notwithstanding any other provision of this Code of Regulations.

In the event that the foregoing amendment to the Regulations is approved by shareholders at the Annual Meeting, the size of the Board will be increased to eight directors, and the Eighth Nominee shall be a nominee for election as a director at the Annual Meeting pursuant to Proposal 3.

Pursuant to Article 11 of the Regulations, the affirmative vote of a majority of the outstanding Common Shares is required to adopt this Proposal. Therefore, abstentions and broker non-votes will have the effect of a vote against this Proposal. In the event that this Proposal is not adopted by the requisite vote of the Company's shareholders at the Annual Meeting, the Regulations shall remain in effect without amendment and the Eighth Nominee shall not be a nominee for election as a director to occupy the new seat created by this Proposal 2.

Land & Buildings intends to vote FOR Proposal 2, and recommends that all other shareholders do the same. As discussed in Proposal 3 (see page 15), Land & Buildings believes that the Eighth Nominee will be a valuable addition to the Board. The approval of this Proposal 2 is a necessary prerequisite for the Eighth Nominee to become the eighth director of the Board.

WE URGE YOU TO VOTE FOR THE AMENDMENT OF THE REGULATIONS PURSUANT TO PROPOSAL 2.

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PROPOSAL 3 – ELECTION OF THE EIGHTH NOMINEE AS A DIRECTOR

The Board presently consists of seven directors. Proposal 1 (see page 11) pertains to the election our three Nominees and the Company's incumbent nominees other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz. Proposal 2 (see page 14) pertains to an amendment to the Regulations that would increase the authorized size of the Board from seven to eight directors. In the event that Proposal 2 is adopted by the requisite shareholder vote, shareholders will have the opportunity to elect the Eighth Nominee to fill the newly-created seat, and to serve as a director of the Company until the next annual meeting of shareholders and until his successor is elected and qualified. We urge shareholders to refer to the Company’s Proxy Statement for additional information about the Eighth Nominee, including the Eighth Nominee’s personal information, biography and qualifications to serve, if elected, as a director of the Company.

If Proposal 2 is not adopted by the requisite shareholder vote, the Regulations shall remain in effect without amendment, and the Eighth Nominee will not be a nominee for election to the Board.

According to Section 2 of Article 2 of the Regulations, the persons receiving the greatest number of votes shall be directors.

As discussed further in the Company's Proxy Statement, the Eighth Nominee is a qualified, capable individual who Land & Buildings believes will be a valuable addition to the Board. Therefore, Land & Buildings intends to vote FOR Proposal 3, and recommends that all other shareholders do the same.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE EIGHTH NOMINEE TO SERVE AS A DIRECTOR OF THE COMPANY PURSUANT TO PROPOSAL 3.

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PROPOSAL 4 – APPROVAL OF THE AMENDED ARTICLES

Background – REIT Status and Share Ownership Limit

The Company has elected to be treated as a "real estate investment trust" ("REIT") under Section 856 of the United States Internal Revenue Code of 1986, as amended (the "Code"). Because the Company qualifies for, and has elected to be treated as, a REIT under the Code, it is entitled to preferential tax treatment. Specifically, the Company is treated as a "pass-through" entity that can avoid most entity-level federal tax by complying with detailed restrictions on its ownership structure, distributions and operations. One such restriction, set forth in Section 856(a)(6) of the Code, is that the Company may not be "closely held."

Pursuant to Section 856(h)(1)(A) of the Code, a REIT is deemed to be closely held if, at any time during the last half of the taxable year, more than 50% in value of its outstanding stock is owned, directly or indirectly, by or for not more than five individuals. To ensure compliance with this so-called "five or fewer" test, REITs typically include ownership and transfer restrictions in their charter documents that (a) prohibit any person from beneficially or constructively owning more than a stated maximum amount, usually 9.8% or 9.9%, of the outstanding shares of the REIT, and (b) render ineffective any transfer or attempted transfer of shares that may result in a violation of ownership limits.

At the time of the initial public offering of the Common Shares in 1993, certain persons whose ownership was aggregated together (the "Existing Holders") owned approximately 32.0% of the Company's outstanding Common Shares. Consequently, if any group of four other individuals were to collectively have owned more than 18.0% of the Company's outstanding Common Shares, the "five or fewer" test would have been violated and the Company's REIT status would be at risk. To protect the Company's REIT status, the Company's Second Amended and Restated Articles of Incorporation (the "Current Articles") provide that no person may beneficially own more than 4.0% of the Company's outstanding common shares (the "4.0% Ownership Limit").

The Current Articles authorize the Board, with a ruling from the Internal Revenue Service or an opinion of legal counsel, to grant exemptions from the 4.0% Ownership Limit in certain circumstances. Nevertheless, the 4.0% Ownership Limit represents a theoretical impediment to shareholders who wish to acquire more than 4.0% of the Company's Common Shares. Furthermore, as the number of outstanding Common Shares has increased substantially since the initial public offering, and the collective ownership of the Existing Holders' Common Shares has diminished as a percentage of the Company's outstanding Common Shares, the 4.0% Ownership Limit is no longer necessary to protect the Company's REIT status.

In 2014, the Board implemented a resolution to seek shareholder approval at the Annual Meeting to amend the Current Articles to remove or modify the 4.0% Ownership Limit to the extent possible while still protecting the Company's REIT status.

Amended Articles

The full text of the proposed Amended Articles is included as Appendix I to the Company's Proxy Statement, and this summary is subject to and qualified in its entirety by the complete text of the Amended Articles. The proposed substantive changes in the Amended Articles primarily relate to provisions applicable to the Common Shares, which are contained in Article FOURTH, Division B of the Company's Current Articles. Accordingly, Article FOURTH, Division B of the Amended Articles is attached as Appendix II to the Company's Proxy Statement, marked to show the proposed changes to the existing Article FOURTH, Division B of the Current Articles.

The Amended Articles eliminate the 4.0% Ownership Limit to protect the Company's REIT status against potential violations of the "five or fewer" test. The Amended Articles rely instead upon a beneficial ownership limit of 9.8% of the Company's outstanding Common Shares (the "9.8% Ownership Limit"). The Amended Articles also permit certain trusts described in the Code and registered investment companies to own up to 15.0% of the Company's outstanding Common Shares (the "Look-Through Ownership Limit"), subject to certain exceptions. Each of the 9.8% Ownership Limit and the

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Look-Through Ownership Limit may be increased at the discretion of the Board, provided that after giving effect to such increase five or fewer beneficial owners could not beneficially own, in the aggregate, more than 49.6% of the Company's outstanding Common Shares.

Furthermore, a number of other publicly traded REITs have adopted amendments to their charter documents that provide that any common shares that a holder attempts to transfer in violation of applicable ownership limits are instead automatically transferred to a trust for the benefit of a charitable beneficiary, with such REITs maintaining a right to purchase these excess shares for a period of time. The Amended Articles provide that upon a transfer or non-transfer event that results in a person owning Common Shares in excess of applicable ownership limits or that results in the Company otherwise being deemed to be closely held, the person (a "Prohibited Owner") will not acquire or retain any rights or beneficial economic interest in the such excess shares. Instead, the excess shares will be automatically transferred to a person or entity unaffiliated with and designated by the Company to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by the Company within five days after the discovery of the transaction that created the excess shares. The trustee will have the exclusive right to designate a person who may acquire the excess shares without violating the applicable restrictions (a "Permitted Transferee") to acquire all of the shares held by the trust. The Permitted Transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the Permitted Transferee) for the excess shares. The trustee will pay to the Prohibited Owner the lesser of (a) the value of the shares at the time they became excess shares and (b) the price received by the trustee from the sale of the excess shares to a Permitted Transferee. The beneficiary will receive the excess of (a) the sale proceeds from the transfer to a Permitted Transferee over (b) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the excess shares.

Finally, the Amended Articles remove from the Current Articles certain provisions pertaining to the Existing Holders that are now obsolete, remove from the Current Articles certain amendments designating series of preferred shares that were previously issued and subsequently repurchased and retired by the Company and make other ministerial and conforming changes to the Current Articles.

Pursuant to Section 1701.71 of the Ohio General Corporation Law and the Current Articles, the affirmative vote of a majority of the shares outstanding is required to adopt this Proposal. Therefore, abstentions and broker non-votes will have the effect of a vote against this Proposal. In the event this Proposal is not adopted by the requisite vote of the Company's shareholders at the Annual Meeting, the Current Articles shall remain in effect without amendment.

Land & Buildings intends to vote FOR this Proposal 4, and recommends that all other shareholders do the same.

WE RECOMMEND YOU TO VOTE FOR THE APPROVAL OF THE AMENDED ARTICLES PURSUANT TO PROPOSAL 4.

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PROPOSAL 5 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

According to the Company's Proxy Statement, the Board has selected PwC to audit its financial statements for the fiscal year ending December 31, 2015, based on the recommendation of the audit committee of the Board. PwC audited the Company's financial statements for the fiscal year ended December 31, 2014. PwC was first engaged by the audit committee of the Board in the fiscal year ended December 31, 1998.

According to the Company's Proxy Statement, the audit committee is responsible for the appointment and oversight of, and the approval of the compensation arrangements with, the Company's independent registered public accounting firm. The Board has directed that management submit the appointment of the Company's independent registered public accounting firm for ratification by shareholders at the Annual Meeting.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will be required for the approval of this Proposal. Abstaining from voting on this Proposal and broker non-votes will have the same effect as a vote "against" this Proposal.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PURSUANT TO PROPOSAL 5.

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PROPOSAL 6 – ADVISORY VOTE ON COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company's Proxy Statement, the Company is providing shareholders with the opportunity to vote, on an advisory basis, on whether to approve the compensation of the Company's named executive officers.  We believe this Proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

As an advisory vote, this Proposal is not binding on the Company. However, the Compensation Committee of the Board, which is responsible for designing and administering the Company's executive compensation program, expects to consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board will consider the affirmative vote of a majority of the votes cast as approval of this Proposal. Abstentions and broker non-votes will not be considered votes cast on the Proposal and will not have any effect on the outcome of this Proposal.

Land & Buildings intends to vote AGAINST Proposal 6, and recommends that all other shareholders do the same. In our opinion, the Company's executive compensation program has failed to align compensation with performance and overall shareholder return.

Based on fiscal year 2013 (i.e. the last fiscal year prior to Land & Buildings' public involvement with the Company) results, the Company's top five executives were paid nearly 5% of revenue, as compared with 1.4% for the top executives of the Company's publicly-traded 2013 proxy peers. Furthermore, Chief Executive Officer compensation, as a percentage of revenue, was more than four times larger than that of the Company's same proxy peers (2.1%, as compared to 0.5%) and 50% higher than similarly-sized real estate investment trusts on average across all sectors, as calculated by Land & Buildings using similarly-sized REITs (defined as U.S. REITs with enterprise values of between $1.5 and $2.5 billion as of December 31, 2013).

Additionally, as a percentage of revenue, the Company's general and administrative ("G&A") expense, including executive compensation, has risen from 9.1% in 2011 to 10.7% in 2013. In comparison, proxy peers' G&A expense, as a percentage of revenue, declined from 4.7% in 2011 to 4.0% in 2013. In 2014, after Land & Buildings' became publicly involved with the Company, the Company's G&A expense, including executive compensation, as a percentage of revenue slightly declined to 9.7%, which remains quite outsized relative to the Company's proxy peers. Despite the Chief Financial Officer's allegations during the Company's second quarter 2011 earnings conference call that the Company's "G&A as a percentage of [the Company's] property revenue will come down as we grow", the Company's overhead has failed to be significantly reduced.

In 2013, the Company's same community property net operating income ("NOI") growth was 5.0%, which was well below the 5.25% - 6.25% guidance range initially reported in a press release issued by the Company on February 5, 2013, filed as an exhibit to the Company's Current Report on Form 8-K, filed with the SEC on February 6, 2013. The Compensation Committee of the Board, however, determined that "same property NOI achievement exceeded the pre-established target" and rewarded management with compensation under the Company's Long-Term Incentive Plan ("LTIP") at "112.6% of target," as disclosed in the Company's proxy statement in connection with its 2014 annual meeting of shareholders, filed with the SEC on March 28, 2014.

This trend continued in 2014, when same community property NOI growth was 3.3%, below the 3.40% - 4.40% guidance range initially reported in a press release issued by the Company on February 4, 2014, filed as an exhibit to the Company's Current Report on Form 8-K, filed with the SEC on February 6, 2014. The Compensation Committee awarded

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management with compensation under the Company's Single-Year Cash Incentive, a component of the Company's LTIP, at "103.75% of Target," as disclosed in the Company's Proxy Statement.

Furthermore, the Chief Executive Officer has previously been granted Common Shares in excess of the individual limits set forth in the Company's shareholder-approved equity plan. This resulted in a shareholder lawsuit in the federal District Court for the Northern District of Ohio, as disclosed in the Company's Current Report on Form 8-K, filed with the SEC on October 14, 2014. The lawsuit, which was settled with the plaintiffs and dismissed with prejudice by the court, obligated the Chief Executive Officer to relinquish 63,714 of the 125,000 stock options awarded to him in 2012, prevented the Board from granting the Chief Executive Officer stock options for a 12-month period and required the Board to implement certain safeguards to prevent similar breaches from occurring again.

In spite of the aforementioned excessive grant of stock options to the Chief Executive Officer, he has been a consistent seller of the Company's Common Shares. His ownership decreased from approximately 6.75% in 2004 to 1.4% of the outstanding Common Shares, as of February 4, 2015, as disclosed in the Company's Proxy Statement and Mr. Friedman's Form 4, filed with the SEC pursuant to Section 16(a) of the Exchange Act on February 4, 2015. This, and the facts described above, further exacerbate what, in our view, is a lack of alignment among management compensation, Company performance, and shareholder return.

WE URGE YOU TO VOTE AGAINST THE ADVISORY VOTE ON COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS PURSUANT TO PROPOSAL 6.

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VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Shares is entitled to one vote. Shareholders who sell Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Common Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Common Shares after the Record Date.  Based on publicly available information, including the Company's Proxy Statement, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting are the Common Shares.

Under Ohio General Corporation Law, Section 1701.55, upon written notice by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Annual Meeting, of such shareholder's desire to vote cumulatively for the election of directors, so long as an announcement of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder who gave such notice, each shareholder shall have the right to cumulate such voting power at such meeting. However, cumulative voting in the election of directors is disallowed pursuant to Article Thirteenth of the Company's Second Amended and Restated Articles of Incorporation.

Common Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board and the Company's incumbent candidates for election at the Annual Meeting other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz, FOR the approval of an amendment to the Regulations, FOR, subject to the approval of Proposal 2, the election of the Eighth Nominee as a director of the Company, FOR the approval of the Amended Articles, AGAINST the advisory vote on executive compensation, FOR the ratification of the appointment of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

This Proxy Statement is soliciting votes to elect our three Nominees. According to the Company's Proxy Statement, the Company intends to nominate seven incumbent candidates for election to the Board. In addition, the Company is seeking to expand the Board to eight members, pursuant to Proposal 2, and elect the Eighth Nominee to fill the vacancy resulting from such expansion. Therefore, we are "rounding out" our slate of three Nominees by permitting shareholders to also vote for the Company's incumbent nominees other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz by voting on the GOLD proxy card.  This gives shareholders who wish to vote for our Nominees and such other persons the ability to do so. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's Proxy Statement. Additionally, we urge shareholders to refer to the Company’s Proxy Statement for additional information about the Eighth Nominee, including the Eighth Nominee’s personal information, biography and qualifications to serve, if elected, as a director of the Company.

There is no assurance that any of the Company's nominees will serve as directors if any or all of our Nominees are elected. The Participants intend to vote all of their shares of Common Stock in favor of the Nominees and each of the Company's incumbent candidates other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

According to the Company's Proxy Statement, a quorum for the transaction of business at the Annual Meeting requires the presence, either in person or by proxy, of the holders of a majority of the common shares outstanding on the Record Date. Proxies received by the Company but marked as abstentions, votes withheld and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.

If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a "routine" matter. This is referred to as a "broker non-vote." Under the rules and interpretations of

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NYSE, there are no "routine" proposals in a contested proxy solicitation. Because Land & Buildings has initiated a contested proxy solicitation, there will be no "routine" matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Land & Buildings. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Land & Buildings Investment Management, LLC c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Abstentions and broker non-votes will have no effect with respect to the election of directors (Proposal 1), the election of the Eighth Nominee (Proposal 3), and the advisory vote regarding the Company's executive compensation (Proposal 6). Abstentions and broker non-votes will have the effect of votes against the approval of an amendment to the Regulations (Proposal 2), the approval of the Amended Articles (Proposal 4) and ratification of PwC as the Company's independent registered public accounting firm (Proposal 5).

VOTES REQUIRED FOR APPROVAL

Election of Directors (Proposal 1) ─ The seven nominees receiving the greatest number of affirmative votes of the Common Shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the Common Shares voted.

Amendment to the Current Code (Proposal 2) ─ The affirmative vote of a majority of the Common Shares outstanding is required to adopt this Proposal.

Election of the Eighth Nominee (Proposal 3) ─ Subject to approval of Proposal 2, the nominee receiving the greatest number of affirmative votes of the Common Shares present or represented and entitled to be voted for this Proposal shall be elected as a director, whether or not such affirmative votes constitute a majority of the Common Shares voted.

Approval of the Amended Articles (Proposal 4) ─ The affirmative vote of a majority of the Common Shares outstanding is required to adopt this Proposal.

Ratification of PwC (Proposal 5) ─ The affirmative vote of a majority of the Common Shares present in person or by proxy and entitled to vote is required for the approval of this Proposal.

Executive Compensation (Proposal 6) ─ The Board will consider the affirmative vote of a majority of the votes cast as approval of this Proposal.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD AND THE COMPANY'S INCUMBENT NOMINEES OTHER THAN MICHAEL E. GIBBONS, JAMES A. SCHOFF AND RICHARD T. SCHWARZ, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

APPRAISAL/DISSENTER RIGHTS

Shareholders are not entitled to appraisal or dissenters' rights under Ohio law in connection with the Proposals or this proxy statement.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Solicitation is being made by Land & Buildings and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Land & Buildings will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Land & Buildings has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Land & Buildings will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by Land & Buildings. Costs of the Proxy Solicitation are currently estimated to be in the range of approximately $1,000,000 to $1,200,000. Land & Buildings estimates that through the date hereof, its expenses in connection with the Proxy Solicitation are approximately $200,000. If successful, we may seek reimbursement of these costs from the Company. In the event that we decide to seek reimbursement of our expenses, we do not intend to submit the matter to a vote of the Company's shareholders. The Board would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its shareholders. Costs related to the solicitation of consents include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

Land & Buildings has retained Innisfree M&A Incorporated ("Innisfree") to provide solicitation and advisory services in connection with this solicitation. Innisfree will receive a fee not to exceed $400,000 together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by L&B IM against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Innisfree will employ approximately 30 persons to solicit Associated Estates' shareholders as part of this solicitation. Innisfree does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this Proxy Solicitation.

Important Notice Regarding the Availability of this Proxy Statement

This proxy statement and all other solicitation materials in connection with this Proxy Solicitation will be available on the Internet, free of charge, at www.landandbuildings.com.

Information Concerning Associated Estates

Land & Buildings has omitted from this proxy statement certain disclosure required by applicable law that will be included in the Company's Proxy Statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company's directors, nominees and management; certain shareholders' beneficial ownership of more than 5% of the Company's voting securities; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2016 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company's Proxy Statement to shareholders at least ten days prior to the Annual Meeting, Land & Buildings will distribute to the shareholders a supplement to this proxy statement containing such disclosures at least ten days prior to the Annual Meeting. Land & Buildings takes no responsibility for the accuracy or completeness of information that will be contained in the Company's Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. We do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements in public documents and records that were not prepared by or on behalf of Land & Buildings, or for any failure of the Company to disclose in its public documents and records any events that may affect the significance or accuracy of the information contained herein.

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Conclusion

We urge you to carefully consider the information contained in this proxy statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Charles M. Elson

R. Scot Sellers

April 6, 2015

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ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF ASSOCIATED ESTATES REALTY CORPORATION DURING THE PAST TWO YEARS

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. As of the date of hereof, all of the Participants that own of record or beneficially securities of the Company are listed below.

Land & Buildings Capital Growth Fund

Common Shares

Trade Date	Amount Acquired (Sold)
04/09/2014	31,500
04/10/2014	77,100
04/11/2014	91,300
04/15/2014	34,100
04/16/2014	10,300
04/17/2014	39,500
04/21/2014	20,600
04/22/2014	3,300
04/23/2014	36,500
05/12/2014	34,500
05/13/2014	13,000
05/23/2014	19,804
05/27/2014	33,263
05/28/2014	51,833
05/29/2014	27,111
05/30/2014	33,889
11/03/2014	30,700
11/04/2014	30,600
11/05/2014	30,700
11/06/2014	38,300
11/07/2014	230,300
11/11/2014	49,100
11/12/2014	53,600
11/13/2014	9,400

Land & Buildings Separate Account

Common Shares

Trade Date	Amount Acquired (Sold)
04/09/2014	2,901
04/10/2014	7,290
04/11/2014	8,700
04/15/2014	3,200
04/16/2014	1,011
04/17/2014	3,783
04/21/2014	1,930
04/22/2014	270
04/23/2014	3,500
05/12/2014	3,313
05/13/2014	21,787
05/19/2014	17,400
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05/20/2014	18,800
05/21/2014	20,400
11/03/2014	9,300
11/04/2014	9,400
11/05/2014	9,300
11/06/2014	11,700
11/07/2014	69,700
11/11/2014	14,900
11/12/2014	16,400
11/13/2014	600

Mr. Sellers

Common Shares

Trade Date	Amount Acquired (Sold)
4/10/2013	(10,000)
4/11/2013	(10,000)
12/26/2013	(16,976)
12/27/2013	(13,024)
5/05/2014	1,500
6/06/2014	1,500
6/10/2014	15,000
9/12/2014	10,000
10/10/2014	50,000
10/15/2014	50,000
10/16/2014	16,558
10/17/2014	23,442
10/30/2014	25,694
10/31/2014	34,406
11/05/2014	(1,000)
11/05/2014	(2,500)
11/13/2014	60,000
11/14/2014	6,836
11/14/2014	5,138
11/14/2014	3,026
11/14/2014	10,000
12/09/2014	5,100
12/11/2014	4,800
12/17/2014	2,000

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[FORM OF PROXY CARD]

PROXY OF SHAREHOLDERS OF ASSOCIATED ESTATES REALTY CORPORATION (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2015 ANNUAL MEETING OF SHAREHOLDERS:

THIS PROXY SOLICITATION IS BEING MADE BY LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC, LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., JONATHAN LITT (collectively, "LAND & BUILDINGS"), CHARLES M. ELSON AND R. SCOT SELLERS.

THIS SOLICITATION IS NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned appoints Jonathan Litt and Craig Melcher and each of them, attorneys and agents with full power of substitution to vote all common shares, without par value (the "Common Shares"), of the Company, which the undersigned would be entitled to vote if personally present at the 2015 annual meeting of shareholders of the Company (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Common Shares of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Land & Buildings a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" PURSUANT TO PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 , "FOR" PROPOSAL 4, "FOR" PROPOSAL 5 AND "AGAINST" PROPOSAL 6.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

1.	THE ELECTION OF CHARLES M. ELSON, JONATHAN LITT AND R. SCOT SELLERS, AND THE COMPANY'S INCUMBENT CANDIDATES FOR ELECTION AT THE ANNUAL MEETING OTHER THAN MICHAEL E. GIBBONS, JAMES A. SCHOFF AND RICHARD T. SCHWARZ, TO SERVE AS DIRECTORS ON THE COMPANY'S BOARD OF DIRECTORS.

☐	☐	☐
For All Nominees	Withhold Authority to Vote for all Nominees	For all Nominees Except

Land & Buildings intends to use this proxy to vote (i) "FOR" Mr. Elson, Mr. Litt and Mr. Sellers; and (ii) "FOR" the incumbent candidates who have been nominated by the Company to serve as a director, other than Michael E. Gibbons, James A. Schoff and Richard T. Schwarz for whom Land & Buildings is not seeking authority to vote for and will not exercise any such authority. The names, background and qualification of the candidates who have been nominated by the Company (including the individual identified in Proposal 3 of the WHITE proxy card furnished by the Company's management in connection with the Annual Meeting), and other information about them, can be found in the Company's proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if any or all of our Nominees are elected.

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INSTRUCTIONS: IF YOU DO NOT WISH YOUR COMMON SHARES TO BE VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL NOMINEES EXCEPT" BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR COMMON SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

_____________________________________________________________________________________________

_____________________________________________________________________________________________

2.	TO VOTE ON THE COMPANY'S PROPOSAL TO APPROVE THE AMENDMENT TO THE ASSOCIATED ESTATES REALTY CORPORATION AMENDED AND RESTATED CODE OF REGULATIONS.

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.

SUBJECT TO THE APPROVAL OF PROPOSAL 2, THE ELECTION OF THE INDIVIDUAL IDENTIFIED IN PROPOSAL 3 OF THE WHITE PROXY CARD FURNISHED BY THE COMPANY'S MANAGEMENT IN CONNECTION WITH THE ANNUAL MEETING TO SERVE AS A DIRECTOR ON THE COMPANY'S BOARD OF DIRECTORS.

☐	☐	☐
FOR	AGAINST	ABSTAIN

4.	TO VOTE ON THE COMPANY'S PROPOSAL TO APPROVE THE ASSOCIATED ESTATES' THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION.

☐	☐	☐
FOR	AGAINST	ABSTAIN

5.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

☐	☐	☐
FOR	AGAINST	ABSTAIN

6.	TO VOTE ON THE COMPANY'S PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

☐	☐	☐
FOR	AGAINST	ABSTAIN

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

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Date:	2015

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When Common Shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

 PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

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IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many Common Shares you own, please give Land & Buildings your proxy FOR the election of the Nominees by taking three steps:

—	SIGNING the enclosed GOLD proxy card,

—	DATING the enclosed GOLD proxy card, and

—	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Common Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Common Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this proxy statement, please contact Innisfree at the address set forth below.

501 Madison Avenue, 20th Floor
New York, N.Y. 10022
(212) 750-5833
Stockholders Call Toll-Free at: (888) 750-5834

Banks and Brokers Call Collect at: (212) 750-5833

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